EXHIBIT 3.4


STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
Office of the Secretary of State



James R. Langevin, Secretary of State






                    CERTIFICATE OF AMENDMENT
               TO THE ARTICLES OF INCORPORATION OF


                         Hasbro, Inc.

I, James R. Langevin, Secretary of State of the State of Rhode Island and Providence Plantations, hereby certify that duplicate originals of Articles of Amendment to the Articles of Incorporation of


                         Hasbro, Inc.

duly signed and verified pursuant to the provisions of Chapter 7-1.1-56 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law. The affixed is a duplicate original of the Articles of Amendment.



                                WITNESS my hand and the
                                seal of the State of Rhode
                                Island and Providence
                                Plantations this 28th day of
                                June 2000.




     [SEAL OF THE STATE              /s/ James R. Langevin
      OF RHODE ISLAND AND                Secretary of State
      PROVIDENCE PLANTATIONS]
                                     By:/S/Cathryn Villonis



          State of Rhode Island and Providence Plantations
                    Office of the Secretary of State
                         Corporations Divisions
                         100 North Main Street
                      Providence, RI  02903-1335

                          Business Corporation
                         ----------------------

                     ARTICLES OF AMENDMENT TO THE
                      ARTICLES OF INCORPORATION
                 (To be Filed In Duplicate Original)

Pursuant to the provisions of Section 7-1.1.56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.  The name of the corporation is Hasbro, Inc.

2. The shareholders of the corporation (or, where no shares have been issued, the board of directors of the Corporation) on May 17,2000, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

                    [Insert Amendment(s)]

                   (if additional space is required, please list on a
                     separate attachment)

Article FOURTH of the Restated Articles of Incorporation is restated in its entirety as follows:

FOURTH: The total amount of authorized capital stock of the Corporation, with par value, shall be Three Hundred Twelve Million Five Hundred Thousand Dollars ($312,500,000), as follows, viz:

Common Stock in the amount of Three Hundred Million Dollars
($300,000,000), to be divided into Six Hundred Million (600,000,000) shares of the par value of Fifty Cents ($.50) each;

Preference Stock in the amount of Twelve Million Five Hundred
Thousand Dollars ($12,500,000) to be divided into Five Million
(5,000,000) shares of the par value of Two and 50/100 Dollars ($2.50) each.

3. The number of shares of the corporation outstanding at the time of such adoption was 172,363,696; and the number of shares entitled to vote thereon was 172,363,696.

4.  The designation and the number of outstanding shares of each
class entitled to vote thereon as a class were as follows:   (if
inapplicable, insert "none")

          Class                    Number of Shares
          -------                  ----------------------
           Common                  172,363,696

5. The number of shares voted for such amendment was 134,777,620; and the number of shares voted against such amendment was 9,593,695.

6. The number of shares of each class entitled to vote thereon as a class voted for and against such an amendment, respectively, was: (if inapplicable, insert "none.")

                                       Number of Shares Voted
          Class                       For             Against
          ------                     ----             --------
          Common                  134,777,620         9,593,695

7. The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (if no change, so state)

No change
-------------

8. The manner in which such amendment effects a change in the amount of stated capital, and the amount (expressed in dollars) of stated capital as changed by such amendment, are as follows: (if no change, so state)

No change
-------------

9. As required by section 7-1.1-57 of the General Laws, the corporation has paid all fees and franchise taxes.

10. Date when amendment is to become effective upon filing
                                               ------------
 (not prior to, nor more than 30 days after, the filing of these articles of amendment)

Date: June 12, 2000                                Hasbro, Inc.
      -------------                                ------------
                                             Print Corporate Name

                                           By /s/ Herbert M. Baum
                                              -------------------
              --X-- President  or  ---- Vice President  (check one)
                                                   AND
                                                 ------

                                           By /s/ Phillip H. Waldoks
                                               ---------------------
              --X-- Secretary or  --- Assistant Secretary (check one)

STATE OF  RHODE ISLAND
          ------------
COUNTY OF  PROVIDENCE
          ------------

In Pawtucket, on this 12th day of June, 2000 personally appeared before me Herbert M. Baum who, being by me first duly sworn, declared that he is the President of the corporation and that he signed the foregoing document as such of the corporation, and that the statements herein contained are true.


                                 /s/ Marie D. Pamental
                                 ----------------------
                                     Notary Public
                                     My Commission Expires: 2/5/01